UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2020

ENZON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36435 (Commission File Number)	22-2372868 (IRS Employer Identification No.)

20 Commerce Drive (Suite 135), Cranford, New Jersey (Address of principal executive offices)	07016 (Zip Code)

(732) 980-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 21, 2020, Enzon Pharmaceuticals, Inc. (the “Company”) filed a Certificate of Designation of Series C Non-Convertible Redeemable Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware designating 40,000 shares of its authorized and unissued preferred stock as Series C Non-Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”). The Certificate of Designation establishes the powers, preferences, rights, qualifications, limitations and restrictions of the Series C Preferred Stock. The shares of Series C Preferred Stock are issuable in the Company’s Rights Offering (as defined below).

Ranking

The Series C Preferred Stock ranks senior to all junior securities of the Company with respect to payment of dividends and distributions of assets upon the Company’s liquidation, dissolution or winding up, whether voluntary or involuntary.

Dividends

On an annual basis, the Company’s Board of Directors may, at its sole discretion, cause a dividend with respect to the Series C Preferred Stock to be paid in cash to the holders in an amount equal to 3% of the liquidation preference as in effect at such time (initially $1,000 per share). If the dividend is not so paid in cash, the liquidation preference will be adjusted and increased annually by an amount equal to 5% of the liquidation preference per share as in effect at such time, that is not paid in cash to the holders on such date. The initial dividend payments for the period of time between the initial issuance date and the first dividend payment date, if applicable, shall be prorated. Due to the Company’s ability to pay dividends on the Series C Preferred Stock in kind by increasing the liquidation preference of the shares of Series C Preferred Stock, the payment of accrued dividends in cash may be deferred until the redemption by the Company or the holders, as applicable, of the Series C Preferred Stock, or until the Company’s dissolution, liquidation or winding up. No plan, arrangement or agreement is currently in place that would prevent the Company from paying a dividend with respect to the Series C Preferred Stock in cash.

All accrued and accumulated dividends on the shares of Series C Preferred Stock will be paid prior to, and in preference to, any dividend on any securities ranking junior to the Series C Preferred Stock and will be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any junior securities, provided that (a) the Company will be permitted to declare or pay any dividend or distribution payable on the shares of the Company’s common stock in shares of common stock and (b) in the event that, as of the applicable measurement date, there are shares of the Company’s Series A-1 Junior Participating Preferred Stock issued and outstanding, the Company will be permitted to declare or pay any dividend or distribution on the Series A-1 Junior Participating Preferred Stock pursuant to the Certificate of Designation for the Series A-1 Junior Participating Preferred Stock. As the Company’s common stock ranks junior to the Series C Preferred Stock, unless full dividends have been paid, redeemed in an amount in excess of the initial liquidation value of $1,000 or set aside for payment on all outstanding Series C Preferred Stock for all dividends or increases in the liquidation value in excess of the initial liquidation amount of $1,000, no cash dividends may be declared or paid on the Company’s common stock otherwise.

No Conversion

Holders will not have the right to convert Series C Preferred Stock into, or exchange Series C Preferred Stock for, any other securities or property of the Company.

Voting Rights

Except as otherwise provided by law, the holders of Series C Preferred Stock have no special voting rights and their consent will not be required for taking any corporate action. However, the Company must obtain the prior written consent of the holders of Series C Preferred Stock in order to amend the Certificate of Designation, including, under certain circumstances, in connection with a merger, consolidation or other transaction between the Company and another entity.

Redemption

The Series C Preferred Stock is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. On and after November 1, 2022, the Company has the option to redeem the shares of Series C Preferred Stock in whole or in part at any time for an amount equal to the liquidation preference per share as in effect at such time. There is no prohibition on the repurchase or redemption of shares while there is any arrearage in the payment of dividends. The Series C Preferred Stock is also redeemable at the option of the holders if the Company undergoes a “change of control” (as defined in the Certificate of Designation).

Liquidation Rights

The Series C Preferred Stock has a preference upon dissolution, liquidation or winding up of the Company in respect of assets available for distribution to holders of the Company’s junior securities. The liquidation preference of the Series C Preferred Stock is initially $1,000 per share. On an annual basis, the Board of Directors may, in its sole discretion, cause a dividend with respect to the Series C Preferred Stock to be paid in cash to the holders in an amount equal to 3% of the liquidation preference as in effect at such time. If the dividend is not so paid in cash, the liquidation preference will be adjusted and increased annually by an amount equal to 5% of the liquidation preference per share as in effect at such time, that is not paid in cash to the holders on such date. The annual accretion will continue until the shares are redeemed, or until the Company liquidates, dissolves or winds-up its affairs.

Amendment and Waiver

No provision of the Certificate of Designation may be amended, modified or waived without the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of Series C Preferred Stock, voting separately as a class, and any such written amendment, modification or waiver will be binding upon the Company and each holder of Series C Preferred Stock, provided that the prior written consent of each holder of outstanding shares of Series C Preferred Stock will be required in order to change or waive (i) the definition of “Liquidation Preference Adjustment” in the Certificate of Designation, (ii) the rate at which or the manner in which dividends on the Series C Preferred Stock accrue or accumulate or the times at which such dividends become payable, or (iii) the provision governing the amendment, modification or waiver of any provision of the Certificate of Designation.

The Company is prohibited from amending, modifying or waiving the terms or relative priorities of the Series C Preferred Stock through a merger, consolidation or other transaction with another entity unless the Company has obtained the prior written consent of the holders of Series C Preferred Stock.

No Market

The Series C Preferred Stock will not be listed for trading or quoted on any securities exchange or recognized trading system.

The foregoing description of the Series C Preferred Stock and Certificate of Designation is qualified in its entirety by reference to the full text of the Certificate of Designation, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events

On September 23, 2020, the Company commenced its previously announced $43.6 million offering to its common stockholders of transferable subscription rights to purchase units consisting of one share of Series C Preferred Stock and 750 shares of the Company’s common stock (the “Rights Offering”) pursuant to a registration statement on Form S-1 (File No. 333-248528) that was previously filed with the Securities and Exchange Commission (the “Commission”) and became effective on September 21, 2020, and the prospectus relating to the Rights Offering filed with the Commission on September 23, 2020 (the “Prospectus”).

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities offered in the Rights Offering, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction. The Rights Offering will be made only by means of the Prospectus, copies of which will be mailed to all eligible record date stockholders and can be accessed through the Commission’s website at www.sec.gov. A copy of the Prospectus may also be obtained by contacting the information agent for the Rights Offering, Georgeson LLC, toll free at (888) 605-8334. Additional information regarding the Rights Offering is set forth in the Prospectus filed with the Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series C Non-Convertible Redeemable Preferred Stock of Enzon Pharmaceuticals, Inc., filed with the Secretary of State of the State of Delaware on September 21, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)

Date: September 23, 2020
	By:	/s/ Andrew Rackear
Name: Andrew Rackear
Title: Chief Executive Officer and Secretary